SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]         Preliminary Proxy Statement

[   ]         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]         Definitive Proxy Statement

[X]         Definitive Additional Materials

[   ]         Soliciting Material Pursuant to ss.240.14a-12

RUDDICK CORPORATION

---------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

____________________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:

3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

____________________________________________________________________________________

5)  Total fee paid:

[   ] Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 ____________________________________________________________________________________

1) Amount previously paid:

____________________________________________________________________________________

2) Form, Schedule or Registration Statement No.:

____________________________________________________________________________________

3) Filing Party:

____________________________________________________________________________________

4) Date Filed:

RUDDICK CORPORATION

SUPPLEMENT TO PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

to be held on

FEBRUARY 17, 2011

TO THE SHAREHOLDERS OF RUDDICK CORPORATION

This supplement relates to the proxy statement of Ruddick Corporation (the "Company") dated December 27, 2010 (the "Proxy Statement"), relating to the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on February 17, 2011 in the Auditorium, 12th Floor, Two Wells Fargo Center, 301 S. Tryon Street, Charlotte, North Carolina, beginning at 10:00 A.M., local time.

The Proxy Statement disclosed that each director of the Company attended at least 75% of the aggregate number of meetings of the Board of Directors (the "Board") and all committees of the Board on which they served during Fiscal 2010, except for Mr. Robert H. Spilman, Jr., who attended 60% of such aggregate number of meetings of the Board and its committees on which he served. The purpose of this supplement is to provide additional information regarding Mr. Spilman's meeting attendance.

Mr. Spilman's attendance at Board and committee meetings during Fiscal 2010 would have been 100%, but for Mr. Spilman's attendance at his father's funeral on November 19, 2009. On that date, the Board held one of its four meetings during Fiscal 2010 and the Corporate Governance & Nominating Committee, on which Mr. Spilman serves as Chair, held its sole meeting during Fiscal 2010. Accordingly, Mr. Spilman was unable to attend two of the five possible Board and committee meetings that he could have attended during Fiscal 2010.  Mr. Spilman has attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which he served for at least the five years prior to Fiscal 2010.

Except as set forth in this supplement, all information set forth in the Proxy Statement remains unchanged. Please note that this supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

REVOCABILITY OF PROXIES

If you are a shareholder of record, you may revoke your proxy and change your vote at any time before it is exercised at the Annual Meeting either by giving notice to the Company's Secretary, by submitting a proxy having a later date, or by attending the Annual Meeting and voting in person. For shares that are not registered in your name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person.

Our shareholders who received a Notice of Internet Availability of Proxy Materials can refer to that document for instructions on how to access a copy of the proxy materials for the Annual Meeting and to submit a proxy for voting at the Annual Meeting. If you received a printed copy of the Proxy Statement, instructions for submitting a proxy for voting at the Annual Meeting are included in the separate proxy card that accompanied the Proxy Statement you received.

January 27, 2011